Power of Attorney

Know all by these presents, that the undersigned (the "Reporting Person") hereby constitutes and appoints each of Kenneth D. DeGiorgio, Jeffrey S. Robinson, Greg L. Smith and Karen Dahl, signing singly, as the Reporting Person?s true and lawful attorney-in-fact to:

(1)	prepare, execute in the Reporting Person's name and on the Reporting
Person's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Reporting Person to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, the rules thereunder or any rule or regulation of the SEC;

(2)	execute for and on behalf of the Reporting Person, in the Reporting
Person's capacity as an officer and/or director of First American
Financial Corporation, a Delaware corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the Reporting Person may be required to file in connection with the Reporting Person?s ownership, acquisition, or disposition of securities of the Company;

(3)	do and perform any and all acts for and on behalf of the Reporting
Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in fact may approve in such attorney-in-fact's discretion.

The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person?s responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 15th day of March, 2011.


		        /s/ Michael D. McKee
			Signature

                        Michael D. McKee
			Print Name